Exhibit 99.1

Allison Transmission Completes Acquisition of Dana Incorporated’s Off-Highway

Drive & Motion Systems Business, Creating a Premier, Global Industrial Leader

Combined company to form $5.5 billion revenue global enterprise with operations spanning 29 countries

Global footprint positioned to meet growing demand for advanced high-performance mobility and work solutions across infrastructure, energy, agriculture, construction and national security

INDIANAPOLIS, January 2, 2026 — Allison Transmission Holdings, Inc. (NYSE: ALSN, “Allison”, “the Company”) today announced it has completed its acquisition of the Off-Highway Drive & Motion Systems business of Dana Incorporated, a leading provider of drivetrain and propulsion solutions, for approximately $2.7 billion. The combination of industry-leading products and advanced technologies will accelerate Allison’s growth and broaden the Company’s position as a global provider of commercial duty mobility and work solutions that Improve the Way the World Works.

“We are excited to welcome our new colleagues from Dana Incorporated’s Off-Highway Drive & Motion Systems business to Allison,” said David Graziosi, Allison Chair, President and CEO. “Together, we have an expanded market reach and broader portfolio of high-quality and reliable products, creating a global platform that will continue to deliver strong financial performance from both organic and inorganic growth. Our talented colleagues are dedicated to helping support our customers and their end users to better capitalize on the global megatrends shaping the modern industrial world.”

The combined company will be headquartered in Indianapolis, Indiana, USA, and led by Graziosi. The company will operate under the Allison name and be comprised of two business units. Allison Transmission will be led by Fred Bohley, President & Business Unit Leader, and Allison Off-Highway Drive & Motion Systems will be led by Craig Price, President & Business Unit Leader. Both Bohley and Price will report to Graziosi, and Bohley will continue to serve as Allison’s Chief Operating Officer. Business unit leadership will be located around the world, reflecting the global nature of the business and the importance of local insights for its customers and stakeholders. Collectively, these changes allow the Company to better serve an expanded customer base with more local sourcing, production and service via a deeper pool of engineering and technological expertise.

BofA Securities and KPMG LLP served as Allison’s financial and transaction advisors respectively, and Latham & Watkins LLP acted as legal advisor. Barclays, BofA Securities, Citigroup and JPMorgan provided committed financing in connection with the transaction. Edelman acted as Allison’s strategic communications advisor.

About Allison Transmission Holdings, Inc.

Allison Transmission Holdings, Inc. (NYSE: ALSN) (“Allison”) is a global leader in high-performance mobility and work solutions built for the needs of the modern industrial world. Enhanced by a track record of strategic acquisitions, Allison operates through two business units: Allison Transmission and Allison Off-Highway Drive & Motion Systems. Headquartered in Indianapolis, Indiana, USA, the Company manufactures solutions which offer industry-leading value propositions across vital sectors such as infrastructure, mining, energy, agriculture, construction, transportation and national security. For over 110 years, Allison has been recognized as a reliable partner of choice, keeping essential industries moving anytime, in over 150 countries around the world. For more information, visit https://allisontransmission.com

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: we are expected to incur significant costs in connection with the integration of the Off-Highway Drive & Motion Systems business (the “Business”) of Dana Incorporated; the Business and its operations may not be integrated successfully in the expected time frame; we may fail to realize all of the anticipated benefits from the integration of the Business and its operations or fail to effectively manage our expanded operations; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, natural disasters, extreme weather events, wars and public health crises such as pandemics; global economic volatility; general economic and industry conditions, including the risk of prolonged inflation and recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; cybersecurity risks to our operational systems, security systems or infrastructure owned by us or our third-party vendors and suppliers; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism and tariffs; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Contacts

Investors

Jacalyn Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Media

Media@allisontransmission.com

(317) 694-2065

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